CSFB 05-4

Group 2

Pay rules

1.

Pay the NAS Priority Amount to the 2N1.

2.

Pay pro-rata to the 2FL1-2FL4 until retired.

3.

Pay to the 2L1 until retired

4.

Pay the to the 2N1 until retired

Notes

Pxing Speed = 100PPC (8CPR to 20 CPR in 12 MONTHS, remaining at 20CPR thereafter)

NAS bonds = 2N1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 2N1 Balance/Total Non-PO Balance

Floater Bonds:

2FL1– 0 day delay, 1ML + 0.45%, 5.50% Cap, Initial Libor – 2.85%

2FL2– 0 day delay, 1ML + 0.50%, 5.50% Cap, Initial Libor – 2.85%

2FL3– 0 day delay, 1ML + 0.55%, 5.50% Cap, Initial Libor – 2.85%

2FL4– 0 day delay, 1ML + 0.60%, 5.50% Cap, Initial Libor – 2.85%

Inverse IO Bonds:

2IN1 – 0 day delay, 5.05% - 1ML, 5.05% Cap, 0% Floor, Initial Libor – 2.85%

Notional Balance: 2FL1

2IN2 – 0 day delay, 5.00% - 1ML, 5.00% Cap, 0% Floor, Initial Libor – 2.85%

Notional Balance: 2FL2

2IN3 – 0 day delay, 4.95% - 1ML, 4.95% Cap, 0% Floor, Initial Libor – 2.85%

Notional Balance: 2FL3

2IN4 – 0 day delay, 4.90% - 1ML, 4.90% Cap, 0% Floor, Initial Libor – 2.85%

Notional Balance: 2FL4

Settlement = 4/29/05